Exhibit 99.1

WEX Inc. Signs Agreement to Acquire Noventis

Transaction will add new product and channel capabilities to accounts payable offerings within WEX’s Corporate Payments business

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--October 22, 2018--WEX Inc. (NYSE: WEX), a leading provider of corporate payments solutions, today announced the signing of an agreement to acquire Noventis, an electronic payments network focused on optimizing payment delivery for bills and invoices to commercial entities.

WEX has a longstanding relationship with Noventis as a critical supplier of virtual cards that enable payment transactions through Noventis’ network. This acquisition will expand WEX’s reach as a corporate payments supplier and provide more channels to billing aggregators and financial institutions. The combined offering will provide a path to additional payments functionality and flexibility to Noventis’ customers, including financial institutions, bill pay processors and accounts payable (AP) software providers. The transaction is expected to close in the first half of 2019 following customary regulatory approvals.

“The purchase of Noventis is an important element in expanding WEX’s corporate payments business. This acquisition will complement WEX’s current offerings with new payment delivery capabilities that enhance AP payments and provide seamless delivery of electronic payments,” said Jay Dearborn, WEX’s president of corporate payments. “We are excited to build upon Noventis’ offerings in the United States, which will position us to innovate and provide solutions to our partners and customers.”

WilmerHale LLP and Sidley Austin LLP provided legal counsel to WEX. Raymond James acted as financial advisor to Noventis while Akin Gump Strauss Hauer & Feld LLP and Schulte Roth & Zabel LLP provided legal counsel.

About WEX

Powered by the belief that complex payment systems can be made simple, WEX Inc. (NYSE: WEX) is a leading provider of payment processing and business solutions across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 3,500 associates around the world. WEX fleet cards offer 11.5 million vehicles exceptional payment security and control; purchase volume in its travel and corporate solutions grew to $30.3 billion in 2017; and the WEX Health financial technology platform helps 300,000 employers and more than 25 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. There can be no assurance that: the benefits of the proposed acquisition will be successful in maximizing the Company’s operational plans; the acquisition will close at all or will close in the first half of 2019; or, that the combined business will enable advanced partner or customer offerings. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in such forward-looking statements. Such risks and uncertainties include or relate to, among other things: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the ability to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's failure to successfully operate and expand ExxonMobil's European and Asian commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of third-party service providers and any resulting negative impact on the Company’s reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if the Company’s assessment of the fair value of certain reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2017, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2018.

The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
WEX Inc.
Media:
Rob Gould, 207-523-7429
robert.gould@wexinc.com
or
Investors:
Steve Elder, 207-523-7769
steve.elder@wexinc.com